UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

----------------

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

iShares Trust
-------------
(Exact name of registrant as specified in its charter)

State of Delaware --------------------------------------------- (State of incorporation or organization)	See Below ----------------------- (I.R.S. Employer Identification No.)
c/o Investors Bank and Trust Company 200 Clarendon Street, Boston, MA --------------------------------------------- (Address of principal executive offices)	02116 ----------------------- (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
iShares Goldman Sachs Networking Index Fund	New York Stock Exchange	94-3399996
iShares Goldman Sachs Semiconductor Index Fund	New York Stock Exchange	94-3399997
iShares Goldman Sachs Software Index Fund	New York Stock Exchange	94-3399998
iShares Goldman Sachs Technology Index Fund	New York Stock Exchange	94-3382503
iShares Goldman Sachs Natural Resources Index Fund	New York Stock Exchange	94-3382502
iShares S&P/TOPIX 150 Index Fund	New York Stock Exchange	94-3405400
iShares S&P Latin America 40 Index Fund	New York Stock Exchange	94-3405402
iShares MSCI EAFE Index Fund	New York Stock Exchange	94-3401419
iShares S&P Global Energy Sector Index Fund	New York Stock Exchange	94-3407643
iShares S&P Global Financials Sector Index Fund	New York Stock Exchange	94-3407645
iShares S&P Global Healthcare Sector Index Fund	New York Stock Exchange	94-3407646
iShares S&P Global Technology Sector Index Fund	New York Stock Exchange	94-3407649
iShares S&P Global Telecommunications Sector Index Fund	New York Stock Exchange	94-3407647

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.     [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.    [   ]

Securities Act registration statement file number to which this form
relates:         333-92935

Securities to be registered pursuant to Section 12(g) of the Exchange Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered:

For Funds with the fiscal year ending July 31, 2006 (the iShares Goldman Sachs and iShares MSCI Index Funds), reference is made to Post-Effective Amendment No. 64 to the Registrant’s Registration Statement on Form N-1A filed with the Securities and Exchange Commission (“SEC”) on November 22, 2006 pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933 (the “1933 Act”) (Securities Act file number 333-92935 and Investment Company Act file number 811-09729). Any form of supplement to the Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

For Funds with the fiscal year ending March 31, 2006 (the iShares S&P Index Funds), reference is made to Post-Effective Amendment No. 53 to the Registrant’s Registration Statement on Form N-1A filed with the SEC on September 19, 2006 pursuant to paragraph (b) of Rule 485 under the 1933 Act (Securities Act file number 333-92935 and Investment Company Act file number 811-09729) (“PEA No. 53”). Any form of supplement to the Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits

1. Registrant's Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a) of PEA No. 53.

2. Registrant’s Restated Certificate of Trust, incorporated by reference to Exhibit (a.1) of PEA No. 53.

3. Amended and Restated By-Laws, incorporated herein by reference to Exhibit (b) to the Registrant’s Post-Effective Amendment No. 38 to the registration statement on Form N-1A dated June 29, 2005 (File Nos. 333-92935; 811-09729).

4. Form of Global Certificate for the Registrant's Securities being registered hereunder, incorporated herein by reference to Exhibit 3 to the Registrant's registration of securities pursuant to Section 12(b) on Form 8-A, dated May 18, 2000 (Securities Exchange Act file number 001-15897), which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to its registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.
Date: February 15, 2007	iSHARES TRUST By: /s/ Michael A. Latham Michael A. Latham Secretary and Treasurer